Exhibit 10.6

Solar Inverter Sales Agreement

Contract Number:

Date:

Place of Signing: Ningbo, China

Party A (the Buyer):

Party B (the Seller): Ningbo Skycorp Solar Co., Ltd.

In accordance with the provisions of the Civil Code of the People’s Republic of China, both parties hereby agree to and shall abide by the following terms.

Article 1 Product Details

Product Name	Specifications and Models	Quantity	Unit Price (RMB)	Total Price (RMB) (Tax-inclusive)	remarks

Total Amount: Note: The above freight includes 13% VAT invoice, and domestic freight

Article 2 Delivery

Party B shall deliver the products to the place designated by Party A, and Party B shall be responsible for packaging. Delivery shall be made within 60 days after the signing of this contract.

Article 3 Payment

Party A shall complete the full payment within 6 months after the invoice date.

Article 4 Warranty and Maintenance

4.1 Party A may randomly select purchased products and accessories for quality evaluation during acceptance. The quantity will be determined by Party A based on the situation. If Party A identifies defects in purchased products, both parties should take appropriate measures based on the severity of the issue.

4.2 Party B guarantees that the purchased products provided to Party A are brand new, of excellent quality, stable and reliable in performance, complete in quantity, and compliant with national and industry standards.

4.3 The product warranty period is five (5) years, starting from the date of acceptance of the purchased products.

4.4 During the warranty period, if any quality issues arise with the purchased products, Party B must respond within 24 hours upon receiving notification from Party A. They should promptly communicate with Party A and analyze the quality problem.

4.5 Within the warranty period, if Party A confirms quality issues with the purchased products, Party B will provide free replacement products or components for products with the same quality issues. Party B will also be responsible for shipping them to the corresponding port at Party B’s expenses.

Article 5 Sales, Installation, and Use

5.1 Party A intends to sell, install, and use the products purchased under this contract in Europe.

5.2 Without written consent from Party B, Party A is not allowed to sell the products purchased under this contract in Central America, North America, the Caribbean region, South Africa, Pakistan, Afghanistan, or any other regions.

5.3 Party A must not disassemble the equipment for research and reverse engineering. If Party A violates the above agreement, any profits obtained by Party A will belong to Party B. If Party A causes losses to Party B, Party A must bear the entire loss.

5.4 Party A acknowledges that Party B’s products, software, text, graphics, logos, and other elements are Party B’s intellectual property. Party A must not infringe upon Party B’s intellectual property rights. Without Party B’s prior written consent, Party A cannot use or authorize, license, or transfer the contract goods and their intellectual property to any third party for contract purposes. Party A should take reasonable protective and defensive measures to prevent infringement of Party B’s intellectual property. If Party A violates the above agreement, any profits obtained by Party A will belong to Party B. If Party A causes losses to Party B, Party A must bear the entire loss.

Article 6 Breach and Compensation

6.1 If Party B delays delivery without Party A’s consent, they must pay a penalty of 50,000 for overdue payments. If the delay exceeds 3 days, Party A has the right to terminate the contract.

6.2 If Party A returns products without valid reasons during the sales process, they must pay a penalty of 10% of the return amount to Party B.

6.3 If Party A violates the commitments in Article 6 of this contract, Party B has the right to refuse quality assurance and after-sales service to Party A. However, Party B retains the right to continue supplying goods. Party A must bear all economic losses incurred by Party B due to Party A’s distribution to prohibited regions.

Article 7 Major Incidents

7.1 If a force majeure event occurs, the affected party must immediately notify the other party and provide detailed information about the force majeure within 15 days. Relevant supporting documents should also be sent to the other party.

7.2 When a force majeure event occurs, both parties (Party A and Party B) should collaborate to seek reasonable solutions and make every effort to minimize the consequences arising from the force majeure.

Article 8 Contract Effectiveness and Termination

8.1 The effective date of this contract is the date when the authorized representatives of both parties sign it. If the signing dates differ, the contract will take effect based on the date of the last signature.

8.2 The expiration date of the final warranty period for the purchased products corresponds to the termination date of this contract. However, the provisions related to confidentiality and dispute resolution remain unaffected by the contract’s termination. Non-defaulting parties retain the right to make claims regarding unsettled rights and obligations.

Article 9 Dispute Resolution

9.1 Any disputes arising from contract interpretation or performance should be resolved through friendly negotiation within 30 days.

9.2 If negotiation fails, either party can submit the dispute to the local arbitration committee. The arbitration will follow the rules set by that committee. The arbitration decision will be binding on both parties.

9.3 During the arbitration process, both parties must continue fulfilling their respective obligations and exercising the rights specified in the contract, except for the following disputes.

Article 10 Effectiveness of the Contract

This contract consists of two copies, with each party holding one. It becomes effective upon being signed by the authorized representatives of both parties. Copies or scanned versions have equal validity.

[Signature Page]

Party A:

Address:

Taxpayer Identification Number:

Tel:

Fax:

Bank Name:

Bank Account Number:

Legal representative:

Signatory and Seal:

Date:

Party B: Ningbo Skycorp Solar Co., Ltd.

Address:

Taxpayer Identification Number:

Tel:

Fax:

Bank Name:

Bank Account Number:

Legal representative:

Signatory and Seal:

Date:

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